EXHIBIT 1.1


                              CERTIFICATE OF TRUST
                                      OF
                        THE JEFFERSON FUND GROUP TRUST

     This Certificate of Trust is being duly executed and filed on behalf of the business trust formed hereby by the undersigned, all of the trustees of the Trust, to form a business trust pursuant to the Delaware Business Trust Act (12 Del. C. 3801 et seq.).
-------      ------

                                  ARTICLE I
                                  ---------

     The name of the business trust formed hereby is "The Jefferson Fund Group Trust" (the "Trust").

                                  ARTICLE II
                                  ----------

     The Trust is, or will become prior to the issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.).
                         ------

                                 ARTICLE III
                                 -----------

     The address of the registered office of the Trust in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent is Prentice-Hall.

                                  ARTICLE IV
                                  ----------

     The Trust Instrument relating to the Trust provides for the issuance of one or more series of shares of beneficial interest in the Trust. Separate and distinct records shall be maintained by the Trust for each series and the assets associated solely with any such series shall be held and accounted for separately from the assets of the Trust associated solely with any other series. As provided in the Trust Instrument, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

                                  ARTICLE V
                                  ---------

     This Certificate of Trust shall become effective upon filing in the office of the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of this 19th day of January, 1995.

                              THE JEFFERSON FUND GROUP TRUST


                               /s/ Keith Pinsoneault
                              ----------------------------------
                              Keith Pinsoneault, as Trustee

                               /s/ Richard Imperiale
                              ----------------------------------
                              Richard Imperiale, as Trustee


                              /s/ Lawrence Kujawski
                              ----------------------------------
                              Lawrence Kujawski, as Trustee


                               /s/ John Komives
                              ----------------------------------
                              John Komives, as Trustee